Exhibit 99.1

On Track Innovations Ltd. Reports

Third Quarter 2021 Financial Results

Yokneam, Israel – November 15, 2021 – On Track Innovations Ltd. (OTCQX: OTIVF) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the third quarter ended September 30, 2021.

Management Comments

Mr. Amir Eilam, OTI's new Chief Executive Officer (CEO), commented, “We are pleased with our results – particularly the revenue growth, which has shown solid recovery and is up 69% year-over-year and up 77% sequentially . We see strong traction in our target regions, particularly in the United States, bringing a number of new customers in the quarter, all with potential for long-term recurring revenue growth.”

Mr. Holtzman, OTI’s CEO until November 3rd, commented, “I was brought to OTI two years ago to bring about a turnaround in the business. With our shift towards a recurring, software-as-a-service, revenue model, I believe I leave OTI well positioned. I welcome Amir Eilam as the new CEO, a long-time OTI employee. I believe he will be a strong CEO and bring OTI to the next level.”

Third Quarter 2021 Financial Results Summary1

●	Revenue in the quarter was $5.0 million, compared to $3.0 million in the third quarter of 2020, an increase of 69%. These amounts include Software-as-a-Service (SaaS) revenues, which are recurring by nature, and amounted to $407 thousand in the quarter of 2021, compared to $362 thousand in the third quarter of last year, an increase of 12%.

●	Gross profit in the quarter was $1.3 million, or 26% of revenues, compared to $1.2 million, or 39% of revenues, in the third quarter of last year.

●	Operating expenses totaled $2.4 million in the quarter, compared to operating expenses of $2.4 million in the third quarter of last year.

●	Operating loss from continuing operations was $1.1 million, compared to an operating loss from continuing operations of $1.3 million in the third quarter of last year.

[1]	Following OTI’s sale of its Polish subsidiary, ASEC, in Poland, the financial results of ASEC were included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

●	Net loss was $1.5 million, or loss of $0.02 per share, compared to a net loss of $1.6 million, or loss of $0.03 per share, in the third quarter of last year.

●	Adjusted EBITDA loss from continuing operations was $1.0 million in the quarter, compared to adjusted EBITDA loss of $1.1 million in the third quarter of last year.

●	As of September 30, 2021, the Company had cash and cash equivalents of $1.3 million.

As a result of the uncertainty regarding the likelihood that the Company will be required to repay its loan agreement on the extended maturity date, OTI management has added a going concern note in the third quarter of 2021 financial results. The Company is negotiating the terms of a loan agreement with its controlling shareholder that would address its cash needs.

Conference Call

Management will host a live investor conference call at 9:00 a.m. ET today, November 15, 2021, to discuss OTI’s financial results, provide a corporate update, and conclude with a Q&A session taking live questions from participants as well as answering many of the previously submitted questions by investors.

To participate, please use the following information:

U.S. Dial-in: 1 888 723 3164

International Dial-in: +972 3 918 0691

Webcast: https://Veidan.activetrail.biz/otiq3-2021

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Q3 2021 Earnings Conference Call” to ensure timely participation.

A replay of the conference call will be available via the investor relations section of the Company’s website, the content of which does not form a part of this press release.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Investor Relations Contact: Ehud Helft GK Investor & Public Relations +1 212 378 8040 oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as "will," "look forward," "expect," "anticipate," "intend," "plan," "estimate," "believe," "should," "can" or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company's strategy, potential of new customers, growing business with existing customers and the potential for long-term recurring revenues, the Company’s expected growth,scarcity of electronic parts and extended delivery dates, the Company’s cash needs and the potential to secure additional funding resources, whether in the form of a loan or otherwise and the success of OTI’s new CEO. Because such statements deal with future events and are based on OTI's current expectations, they are subject to various risks and uncertainties and actual results, including those as a result of the current COVID-19 pandemic. Performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company's filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA loss from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA loss from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense. OTI believes that adjusted EBITDA loss from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the table below.

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd.

non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	(*) 2020	2021	(*) 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	$(1,515)	$(1,621)	$(7,398)	$(3,413)

Net (income) loss from discontinued operations	(29)	306	1,586	594
Financial expenses, net	457	72	2,558	5
Depreciation and amortization	91	101	290	314
Income tax (benefits) expenses, net	-	(8)	(13)	9
Total EBITDA FROM CONTINUING OPERATIONS	$(996)	$(1,150)	$(2,977)	$(2,491)

Stock-based compensation	15	13	44	41
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(981)	$(1,137)	$(2,933)	$(2,450)

(*)	Reclassified to conform with the current period presentation.

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2021	2020
Assets

Current assets
Cash and cash equivalents	$1,253	$1,377
Short-term investments	-	105
Trade receivables (net of allowance for doubtful accounts of $610 and $620 as of September 30, 2021 and December 31, 2020, respectively)	3,839	1,148
Other receivables and prepaid expenses	1,142	695
Inventories	3,223	2,479
Assets from discontinued operations - held for sale	-	6,358

Total current assets	9,457	12,162

Non-current assets
Restricted bank deposit	105	-
Long-term restricted deposit for employee benefits	509	511
Severance pay deposits	410	411
Property, plant and equipment, net	702	752
Intangible assets, net	171	247
Right-of-use assets due to operating leases	2,304	2,903
Total non-current assets	4,201	4,824

Total Assets	$13,658	$16,986

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2021	2020
Liabilities and Equity

Current Liabilities
Short-term bank credit and loans and current maturities of long-term bank loans	$1,863	$542
Convertible short-term loan from shareholders, including a controlling shareholder	422	625
Trade payables	3,410	1,667
Other current liabilities	2,519	2,283
Liabilities from discontinued operations - held for sale	-	5,829

Total current liabilities	8,214	10,946

Long-Term Liabilities
Long-term loans, net of current maturities	24	14
Long-term liabilities due to operating leases, net of current maturities	1,708	2,343
Accrued severance pay	993	977
Total long-term liabilities	2,725	3,334

Total Liabilities	10,939	14,280

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized – 100,000,000 shares as of September 30, 2021 and December 31, 2020; issued: 73,968,592 and 55,003,076 shares as of September 30, 2021 and December 31, 2020, respectively; outstanding: 72,789,893 and 53,824,377 shares as of September 30, 2021, and December 31, 2020, respectively	2,008	1,423
Additional paid-in capital	233,406	227,209
Treasury shares at cost - 1,178,699 shares as of September 30, 2021 and December 31, 2020	(2,000)	(2,000)
Accumulated other comprehensive loss	(332)	(961)
Accumulated deficit	(230,363)	(222,965)
Total Equity	2,719	2,706

Total Liabilities and Equity	$13,658	$16,986

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	(*) 2020	2021	(*) 2020

Revenues
Sales	$4,632	$2,624	$9,465	$9,718
Software as a Service (“SaaS”)	407	362	1,194	972

Total revenues	5,039	2,986	10,659	10,690

Cost of revenues
Cost of sales	3,715	1,834	6,955	6,213
Total cost of revenues	3,715	1,834	6,955	6,213

Gross profit	1,324	1,152	3,704	4,477
Operating expenses
Research and development	946	839	2,684	2,635
Selling and marketing	701	765	2,042	2,348
General and administrative	764	799	2,245	2,299

Total operating expenses	2,411	2,403	6,971	7,282

Operating loss from continuing operations	(1,087)	(1,251)	(3,267)	(2,805)
Financial expenses derived from convertible short-term loan from shareholders	(345)	-	(2,398)	-
Other financial expenses, net	(112)	(72)	(160)	(5)
Financial expenses, net	(457)	(72)	(2,558)	(5)

Loss from continuing operations before taxes on income	(1,544)	(1,323)	(5,825)	(2,810)

Income tax benefits (expenses)	-	8	13	(9)

Loss from continuing operations	(1,544)	(1,315)	(5,812)	(2,819)
(Loss) income from discontinued operations	29	(306)	(1,586)	(594)

Net loss	$(1,515)	$(1,621)	$(7,398)	$(3,413)
Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations	(0.02)	(0.02)	(0.09)	(0.05)
From discontinued operations	(**)	(0.01)	(0.03)	(0.01)

	$(0.02)	$(0.03)	$(0.12)	$(0.06)

Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	72,789,893	(***)57,470,208	63,133,458	(***)55,059,647

(*)	Reclassified to conform with the current period presentation.
(**)	Less than $0.01 per ordinary share.
(***)	Basic and diluted net losses attributable to shareholders per ordinary share for previous reporting periods were retroactively adjusted due to the completion of rights offering.

	Nine months ended September 30,
	2021	(*) 2020
Cash flows from continuing operating activities
Net loss from continuing operations	$(5,812)		$(2,819)
Adjustments required to reconcile net loss to net cash used in by continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	44		41
Accrued interest and linkage differences, net	(110)		(102)
Financial expenses derive from convertible short-term loan from shareholders	2,398		-
Depreciation and amortization	290		314
Deferred tax (benefits) expenses, net	(13)		9

Changes in operating assets and liabilities:
Change in accrued severance pay, net	17		21
Increase in trade receivables, net	(2,848)		(432)
(Increase) decrease in other receivables and prepaid expenses	(420)		306
(Increase) decrease in inventories	(750)		253
Increase in trade payables	1,739		1,087
Increase (decrease) in other current liabilities	58		(305)
Net cash used in continuing operating activities	(5,407)		(1,627)

Cash flows from continuing investing activities

Purchase of property and equipment and intangible assets	(206)		(336)
Change in short-term investments, net	-		1,715
Net cash (used in) provided by continuing investing activities	(206)		1,379

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(406)		70
Convertible short-term loan received from shareholders, net of transaction expenses	923		-
Long-term loan received	18		-
Repayment of long-term loans	(4)		(8)
Proceeds from issuance of shares, net of issuance costs	3,209		1,369
Net cash provided by continuing financing activities	3,740		1,431

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(1,724)		(1,335)
Net cash provided by (used in) discontinued investing activities	2,926		(658)
Net cash (used in) provided by discontinued financing activities	(380)		890
Total net cash provided by (used in) discontinued operations	822		(1,103)

Effect of exchange rate changes on cash and cash equivalents	(90)		(45)

(Decrease) increase in cash, cash equivalents and restricted cash	(1,141)		35

Cash, cash equivalents and restricted cash - beginning of the period	(**) 2,499		(**) 2,648

Cash, cash equivalents and restricted cash - end of the period	$1,358	$	(**) 2,683

(*)	Reclassified to conform with the current period presentation.
(**)	Including cash and cash equivalents from discontinued operations held for sale.